CUSHMAN PROFESSIONAL BUILDING
Business Property Lease

THIS LEASE is executed as of the 19th of June, 2015, with an effective date as of the 1st day of June, 2015 between Lincoln One, LLC, (“Landlord”) and Upland Software, Inc. (“Tenant”).

PREMISES

1.Landlord leases to Tenant the real property located at, 1701 Cushman Drive, Lincoln, Lancaster County, Nebraska, (the “Premises”) which includes space in the building located thereon containing approximately 22,950 square feet (the “Building”), as more particularly shown on the drawing attached as Exhibit “A” on the following terms and conditions.

TERMS

2.This Lease shall be for a term of Sixty (60) months beginning on June 1, 2015, and ending on May 31, 2020, unless terminated earlier as provided in this Lease.

If for any reason the Premises is delivered to Tenant on any date before or after the term commencement date, rental for the period between the date of possession and the term commencement date shall be adjusted on a pro rata basis. Such earlier or later taking of possession shall also adjust the termination date of this Lease accordingly. This Lease shall not be void or void able in the event of a later delivery by Landlord, nor shall Landlord be liable to Tenant for any resulting loss or damage.

USE OF PREMISES

3.The Premises are leased to Tenant, and are to be used by Tenant, for the purpose of administrative offices and for no other purpose. Tenant agrees to use the Premises in such a manner as to not interfere with the rights of other Tenants in the Real Estate, to comply with all applicable governmental laws, ordinances, and regulations in connection with its use of the Premises, to keep the Premises in a clean and sanitary condition, subject to the terms of this Lease, to keep the Premises and all sidewalks, parking areas, and approaches thereto in a safe condition free and clear of all matter which may be dangerous to the public and free of all obstructions, and to use commercially reasonable precaution to prevent waste, damage, or injury to the Premises.

4.Base Rent. The total Base Rent under this lease is One Million Two Hundred Eighty-Four Thousand Fifty Two Dollars and 50/100 ($1,284,052.50). Tenant agrees to pay rent to Landlord Lincoln One LLC, C/O Lamb Real Estate, 3025 S 87th Street, Omaha, NE 68124, or at any other place Landlord may designate in writing, in lawful money of the United States, in monthly installments in advance, on the first day of each month as follows:

June 1, 2015 – May 31, 2016         $10.55 per square foot ($20,176.88 per month), triple net
June 1, 2016 – May 31, 2017         $10.90 per square foot ($20,846.25 per month), triple net
June 1, 2017 – May 31, 2018        $11.25 per square foot ($21,515.62 per month), triple net
June 1, 2018 – May 31, 2019        $11.50 per square foot ($21,993.75 per month), triple net
June 1, 2019 – May 31, 2020     $11.75 per square foot ($22,471.88 per month), triple net

5.    (a)     Operating Expenses. In addition to the Base Rent, except for real estate taxes and special assessments levied upon the Real Estate and property and casualty insurance on the Building which shall be paid by Landlord and then charged to and paid by Tenant to Landlord on a monthly basis in addition to Base Rent, and any charges, expenses or costs incurred by Landlord under Paragraph 9 which shall be paid by Tenant as incurred by Landlord, Tenant shall pay directly one hundred percent (100%) of the Operating Expenses of the real estate of which the Premises are part including, parking areas, and grounds (collectively the “Real Estate”). In the event that any Operating Expenses are charged to, and paid by, Tenant, based upon Landlord’s reasonable estimate thereof, then, within ten (10) days following the end of each year of the Term, Landlord shall provide Tenant with evidence of the actual Operating Costs paid by Tenant to Landlord during such year, and any overpayment or underpayments of Operating Expenses shall be refunded by Landlord to, or paid to Landlord by, Tenant as appropriate. It is agreed that any maintenance or services that are including within Operating Costs, but which are provided, and paid, by Tenant directly, shall not be prepaid, nor reimbursable, to Landlord. This provision shall survive the termination of this Lease.
“Operating Expenses” shall mean the cost of labor, material and supplies for maintenance, repair and operation of the Real Estate (including, without limitation, the Building, parking areas and grounds), all landscaping, snow removal, cleaning, and other services, all cost of heating, air conditioning (including, without limitation repair and maintenance), water, sewer, gas, electricity, and other utilities serving the building and grounds, all insurance costs, all taxes and special assessments levied upon the Real Estate, related parking areas, grounds, fixtures, and personal property used by Landlord at the Real Estate. Notwithstanding anything herein to the contrary, Operating Expenses shall not include the following: property additions and capital improvements to the Real Estate, alterations made for specific tenants other than Tenant, depreciation of the Real Estate, debt service on any debt or income taxes paid by the Landlord; the repair or replacement obligations of Landlord under Section 9; costs of repairs or restoration occasioned by fire or other casualty or caused by the exercise of the right of eminent domain that are reimbursed by third parties; and the cost of environmental remediation performed in, on, about and around the Real Estate that relate to an environmental condition that was caused by Landlord.

Landlord shall provide Tenant with Tenant shall have the right to audit the books and records of Landlord related to real estate taxes and insurance paid by Landlord and reimbursed by Tenant for each period included within the Term, and any overpayment or underpayments of Operating Expenses shall be refunded by Landlord to, or paid to Landlord by, Tenant as appropriate.

(b)     Payment of Rent. Tenant agrees to pay the Base Rent when due, together with all other amounts required to be paid by Tenant under this Lease. In the event of nonpayment of any amounts due under this Lease, whether or not designated as rent, and such nonpayment shall continue following the giving of any required notice and the expiration of any applicable cure period, Landlord shall have all the rights and remedies provided in this Lease or by law for failure to pay rent.

(c)     Late Charge. If the Tenant fails to pay the Base Rent together with all other amounts required to be paid by Tenant under this Lease, on or before the third day after such payments are due, Tenant agrees to pay Landlord a late charge of ten percent (10%) of the balance due.

(d)     Security Deposit. As partial consideration for the execution of this lease, the Tenant shall deliver to Landlord the sum of $22,089.38 as a Security Deposit. Following the end of the Term, provided that Tenant is not then in default hereunder (following the giving of any required notice, and the expiration of any applicable cure and/or grace period), Landlord shall promptly refund such security deposit to Tenant.

SERVICES

6.    Landlord shall furnish no services to the Premises. Tenant shall pay when due, all water, gas, electricity, sewer use fees, snow removal and all other services incurred at or chargeable to the Premises, directly to the service provider.

ASSIGNMENT OR SUBLEASE

7.    Tenant shall not assign this Lease or sublet the whole or any part of the Premises, transfer this Lease by operation of law or otherwise, or permit any other person except agents and employees of Tenant to occupy the Premises, or any part thereof, without the prior written consent of Landlord. Landlord may consider the following in determining whether to withhold consent: (a) financial responsibility of the proposed new tenant, (b) identity and business character of the new tenant, and (c) nature and legality of the proposed use of the Premises.

Notwithstanding anything to the contrary in this Paragraph 7, an assignment of this Lease or a sublease of all or a portion of the Premises from Tenant to a wholly owned subsidiary of Tenant, shall not require the prior consent of Landlord, provided that Tenant (i) remains unconditionally liable for the payment of rent and all other amounts due and the performance of all covenants and obligations hereunder, and (ii) notifies Landlord of the same prior to commencement of the term of such assignment or sublease.

Landlord shall have the right to assign its interest under this Lease or the rent reserved hereunder.

TENANT’S IMPROVEMENTS

8.    Tenant shall have the right to place partitions and fixtures and make improvements or other alteration in the interior of the Premises at its own expense. Prior to commencing any such work, Tenant shall first obtain the written consent of Landlord for the proposed work, which consent shall not be unreasonably withheld, conditioned or delayed. Landlord may, as a condition to its consent, require that Tenant give sufficient security that the Premises will be completed free and clear of liens and in a manner reasonably satisfactory to Landlord. Upon termination of this Lease, at Landlord’s option (unless otherwise agreed to by Landlord when granting consent to such improvements), Tenant will repair and restore the Premises to its former condition, at Tenant’s expense, or any such improvements, additions, or alterations installed or made by Tenant, except Tenant’s trade fixtures, shall become part of the Premises and the property of the Landlord. Tenant may remove its trade fixtures at the termination of this Lease provided Tenant is not then in default and provided further that Tenant repairs any damage caused by such removal. Notwithstanding anything herein to the contrary, Tenant shall not be obligated to restore the Premises to the condition it was in prior to the completion of the Tenant improvements performed in accordance Section 26 hereof, and Landlord shall accept the redelivery of possession of the Premises at the end of the Term with such improvements in place.

REPAIRS

9.     At Landlord’s sole cost and expense, Landlord agrees to make all necessary repairs or replacements, as necessary, to the roof, foundation and exterior walls, and all structural elements of the Building, and all other repairs and replacements relating to the items that are specifically excluded from Operating Costs under Section 5(a) hereof (specifically excluding repairs or replacements of the HVAC units that where installed to provide additional cooling, specifically, for Tenant’s servers and related hardware, which shall be Tenant’s responsibility). Notwithstanding anything herein to the contrary, in the event that the HVAC units servicing the building generally (which are the obligation of Tenant to repair and maintain) fail to function properly, Tenant shall engage a licensed, reputable HVAC contractor to determine the reason the for such failure, and to undertake the repair of the HVAC unit(s) as determined by such contractor. If such contractor provides Tenant with a written opinion that such HVAC unit(s) is not repairable and must be replaced, Tenant shall provide Landlord with a copy of such opinion including the recommendation that such HVAC unit(s) be replaced. Within ten (10) business days of Landlord’s receipt of such written opinion, Landlord shall have the right to engage a reputable HVAC contractor to inspect such HVAC unit(s); if Landlord’s contractor believes that the HVAC unit(s) can be repaired, then Landlord will approve such repairs and have the invoice for such repairs sent to Tenant and Tenant shall, at its sole cost and expense, pay such invoice directly to the contractor. If Landlord’s contractor agrees that such HVAC unit(s) must be replaced, Landlord shall purchase and install, or arrange for installation of, a replacement unit as determined in Landlord’s sole discretion.

Tenant agrees that it will make, at its own cost and expense, all repairs, maintenance, and replacements to the Premises not required to be made by Landlord, including, but not limited to, all interior and exterior doors, door frames, windows, plate glass, plumbing, electrical, mechanical, security and alarm systems servicing the Premises, heating and/or air conditioning systems and units servicing the Premises generally (excluding the replacement thereof), and the HVAC units that where installed by Tenant or at its direction to provide additional cooling, specifically, for Tenant’s servers and related hardware. Tenant agrees to do all redecorating, remodeling, alterations, and painting required by it during the term of the Lease at its own cost and expense, to pay for any repairs to the Real Estate, Premises or the Building made necessary by any negligence of Tenant, or any of its agents or employees or persons permitted on the Real Estate by Tenant, and to maintain the Premises in a safe, clean, neat, and sanitary condition. Tenant shall be entitled to no compensation for inconvenience, injury, or loss of business arising from the making of any repairs by Landlord, Tenant, or other tenants to the Premises or Building. At the sole discretion of Landlord, Tenant may be required to install a meter to measure such water consumption.

CONDITION OF PREMISES

10.    Except as provided herein, Tenant agrees that no promises, representations, statements, or warranties have been made on behalf of Landlord to Tenant respecting the condition of the Premises, or the manner of operating the Real Estate, or the making of any repairs to the Premises. By taking possession of the Premises, Tenant acknowledges that the Premises were in good and satisfactory condition when possession was taken. Except as expressly consented to by Landlord in writing in accordance with Section 8, Tenant shall, at the termination of this Lease, by lapse of time or otherwise, remove all of Tenant’s property and surrender the Premises to Landlord in as good condition as when Tenant took possession, normal wear and tear excepted, and with all of Tenant’s improvements contemplated under Section 26 hereof.

Notwithstanding anything herein to the contrary, Landlord hereby represents and warrants the following: (the Real Estate does not to Landlord’s current knowledge contain any hazardous materials in violation of hazardous materials laws. In the event it is determined that there is any non-compliance with any such laws rules or regulations, or any hazardous materials exist on the Real Estate on the date of the execution of this Lease (other than as a result of the actions of Tenant or Tenant’s agents), then Landlord shall be solely responsible for performing, at is sole cost and expense, any remediation required in order to bring the Real Estate into compliance with such laws, rules and regulations, and any such hazardous materials in the Real Estate into compliance with any such hazardous materials laws

PERSONAL PROPERTY AT RISK OF TENANT

11.All personal property in the Premises shall be at the risk of Tenant only. Landlord shall not be liable for any damage to any property of Tenant or its agents or employees in or on the Premises caused by any reason whatsoever, including without limitation, fire, theft, steam, electricity, sewage, gas or odors, or from water, rain, or snow which may leak into, issue or flow into the Premises from any part of the Real Estate, or from any other place, or for any damage done to Tenant’s property in moving same to or from the Real Estate or the Premises. Tenant shall give Landlord, or its agents, prompt written notice of any damage to or defects in water pipes, gas or warming or cooling apparatus in the Premises.

LANDLORD’S RESERVED RIGHTS

12.    With reasonable advanced notice to Tenant, without liability to Tenant for damage or injury to property, person, or business, and without effecting an eviction of Tenant or a disturbance of Tenant’s use or possession or giving rise to any claim for setoff or abatement of rent, Landlord shall have the right to:

(a)Change the name or street address of the Real Estate.

(b)Install and maintain signs on the Real Estate, provided the same do not materially interfere with Tenant’s use and quiet enjoyment of the Real Estate.

(c)At reasonable times, to decorate, and to make, at its own expense, repairs, alterations, additions, and improvements, structural or otherwise, in or to the Premises, the Real Estate, or part thereof, and any adjacent building, land, street, or alley, and during such operations to take into and through the Premises or any part of the Real Estate all materials required, and to temporarily close or suspend operation of entrances, doors, corridors, elevator, or other facilities to do so.

(d)Possess passkeys to the Premises

(e)Show the Premises to prospective tenants at reasonable times not earlier than one hundred eighty (180) days prior to the expiration of the Term or at any time after Tenant has vacated or abandoned the Premises for more than thirty (30) days in any one hundred eighty (180) day period.

(f)Take any and all reasonable measures, including inspections or the making of repairs, alterations, and additions and improvements to the Premises or to the Real Estate, which Landlord deems necessary or desirable for the safety, protection, operation, or preservation of the Premises or the Real Estate.

(g)Approve all sources furnishing signs, painting, and/or lettering to the Premises, and approve all signs on the Premises prior to installation thereof.

INSURANCE

13.     Tenant shall not use or occupy the Premises or any part thereof in any manner which could invalidate any policies of insurance now or hereafter placed on the Real Estate or increase the risks covered by insurance on the Real Estate or necessitate additional insurance premiums or policies of insurance, even if such use may be in furtherance of Tenant’s business purposes. In the event any policies of insurance are invalidated by acts or omissions of Tenant, Landlord shall have the right to terminate this Lease or, at Landlord’s option, to charge Tenant for extra insurance premiums required on the Real Estate on account of the increased risk caused by Tenant’s use and occupancy of the Premises. Each party hereby waives all claims for recovery from the other for any loss or damage to any of its property insured under valid and collectible insurance policies to the extent of any recovery collectible under such policies; provided, that this waiver shall apply only when permitted by the applicable policy of insurance.

INDEMNITY

14. Tenant shall indemnify, hold harmless, and defend Landlord from and against, and Landlord shall not be liable to Tenant on account of, any and all costs, expenses, liabilities, losses, damages, suits, actions, fines, penalties, demands, or claims of any kind, including reasonable attorney’s fees, asserted by or on behalf of any person, entity, or governmental authority arising out of or in any way connected with either (a) a failure by Tenant to perform any of the agreements, terms, or conditions of this Lease required to be performed by Tenant; (b) a failure by Tenant to comply with any laws, statutes, ordinances, regulations or orders of any governmental authority, except to the extent the Landlord is obligated to comply therewith under Section 10; or (c) any accident, death, or personal injury, or damage to, or loss or theft of property which shall occur on or about the Premises, or the Real Estate, except as the same may be the result of the negligence of Landlord, its employees, or agents.

LIABILITY INSURANCE

15.    Tenant agrees to procure and maintain continuously during the entire term of this Lease, a policy or policies of commercial general liability insurance from a company or companies reasonably acceptable to Landlord, at Tenant’s own cost and expense, insuring Landlord and Tenant from all claims, demands or actions; such policy or policies shall in addition to insuring Tenant protect and name the Landlord and Landlord’s managing agent as additional insureds and shall provide coverage in a combined single limit per occurrence of at least $2,000,000 for claims, demands, or actions for bodily injury, death or property damage, made by or on behalf of any person or persons, firm or corporation arising from, related to , or connected with the conduct and operation of Tenant’s business in the Premises, or arising out of and connected with the use and occupancy of the Real Estate by the Tenant, including, without limitation, sidewalks and parking areas. All such insurance shall provide that Landlord shall be given a minimum of ten (10) days notice by the insurance company prior to cancellation, termination or change of such insurance. Tenant shall provide Landlord with copies of the policies or certificates evidencing that such insurance is in full force and effect and stating the term and provisions thereof. If Tenant fails to comply with such requirements for insurance, Landlord may, but shall not be obligated to, obtain such insurance and keep the same in effect, and Tenant agrees to pay Landlord, upon demand, the premium cost thereof.

DAMAGE BY FIRE OR OTHER CASUALTY

16.     If, during the term of this Lease, the Premises shall be so damaged by fire or any other cause, except for Tenant’s gross negligence or intentional act, so as to render the Premises untenantable, in whole or, in part, all rent and other charges payable hereunder shall be abated (if the Premises is not entirely untenantable, then the rent shall be abated proportionately) while the Premises remains untenantable; and in the event of such damage, Landlord shall elect whether to repair the Premises or to cancel this Lease and shall notify Tenant in writing of its election within thirty (30) days after such damage. In the event Landlord elects to repair the Premises, the work or repair shall begin promptly and shall be carried on diligently without unnecessary delay. In the event Landlord elects not to repair the Premises, the Lease shall be deemed canceled as of the date of the damage. Such damage and repairs shall not extend the Lease term. In the event that the repair of the Premises is reasonably estimated to extend, or does actually extend, beyond two hundred seventy (270) days following the date of such damage, Tenant shall have a right to terminate this Lease without liability on written notice to Landlord, whereupon such date shall be deemed to be the Expiration Date of the Term of this Lease. Notwithstanding the foregoing, in the event that the damage renders the Premises substantially or wholly unusable by Tenant for the conduct of Tenant’s business, and it is reasonably estimated that the repair of such damage shall take more than one hundred eighty (180) days from the date of the damage to repair, then Tenant shall have the right to terminate this Lease, without liability to Landlord or Tenant, on written notice to Landlord, and the effective date of such termination shall be considered to be the expiration date of the Term (for example, Tenant shall have the right to receive the return of the Security Deposit as if such termination date is the expiration date of the term in accordance with the provisions of Paragraph 5(d) hereof.

CONDEMNATION

17.     If the whole or any part of the Premises shall be taken by public authority under the power of eminent domain, then the term of this Lease shall cease on that portion of the Premises so taken, from the date of possession, and the rent shall be paid to that date, with a proportionate refund by Landlord to Tenant of such rent as may have been paid by Tenant in advance. If the portion of the Premises taken is such that it prevents the practical use of the Premises for Tenant’s purposes, then Tenant shall have the right either (a) to terminate this Lease by giving written notice of such termination to the Landlord not later than thirty (30) days after the taking; or (b) to continue in possession of the remainder of the Premises, except that the rent shall be reduced in proportion to the area of the Premises taken. In the event of any taking or condemnation of the Premises, in whole or in part, the entire resulting award of damages shall be exclusive property of Landlord, including all damages awarded as compensation for diminution in value to the leasehold, without any deduction for the value of any unexpired term of this Lease, or for any other estate or interest in the Premises now or hereafter vested in Tenant.

DEFAULT OR BREACH

18. Each of the following events shall constitute a default or a breach of this Lease by Tenant:

a.If Tenant fails to pay Landlord any rent or other payments when due hereunder, and such failure continues in excess of five (5) days following Landlord giving Tenant written notice of such failure;

b.If Tenant files a petition in bankruptcy or insolvency or for reorganization under any bankruptcy act, or voluntarily takes advantage of any such act by answer or otherwise, or makes an assignment for the benefit of creditors;

c.If involuntary proceedings under any bankruptcy or insolvency act shall be instituted against Tenant, or if a receiver or trustee shall be appointed of all or substantially all of the property of Tenant and such proceedings shall not be dismissed or the receivership or trusteeship vacated within thirty (30) days after the institution or appointment; or

d.If Tenant fails to perform or comply with any other term or condition of this Lease or any of the reasonable rules and regulations established by Landlord pursuant to Paragraph 23, and if such nonperformance shall continue for a period of thirty (30) days after notice thereof by Landlord to Tenant, except that, if the same cannot be completed within such thirty (30) day period, then the same shall not be deemed a default hereunder provided Tenant, within such thirty (30) day period commences to cure such nonperformance, and thereafter diligently pursues such cure to completion, which completion actually occurs no later than sixty (60) days after such notice.

EFFECT OF DEFAULT

19.     In the event of any default or breach hereunder (as defined in Section 18 hereof), in addition to any other right or remedy available to Landlord, either at law or in equity, Landlord may exert any one or more of the following rights.

(a)Landlord may re-enter the Premises immediately and remove the property and personnel of Tenant, and shall have the right, but not the obligation, to store such property in a public warehouse or at a place selected by Landlord, at the risk and expense of Tenant.

(b)Landlord may retake the Premises and may terminate this Lease by giving written notice of termination to Tenant. Without such notice, Landlord’s retaking will not terminate the Lease. On termination, Landlord may recover from Tenant all damages proximately resulting from the breach, including the cost of recovering the Premises and the difference between the rent due for the balance of the Lease term, as though the Lease had not been terminated, and the fair market rental value of the Premises for the balance of the Lease term as though the Lease had not been terminated, which sum shall be immediately due Landlord from Tenant.

(c)Landlord may relet the Premises or any part thereof for any term without terminating this Lease, at such rent and on such terms as it may reasonably choose. Landlord may make alterations and repairs to the Premises. In addition to Tenant’s liability to Landlord for breach of this Lease, Tenant shall be liable for all expenses of the reletting, for any alterations and repairs made, and for the rent due for the balance of the Lease term, which sum shall be immediately due Landlord from Tenant. The amount due Landlord will be reduced by the net rent received by Landlord, during the remaining term of this Lease from reletting the Premises or any part thereof. If during the remaining term of this Lease, Landlord receives more than the amount due Landlord under this subparagraph, the Landlord shall pay such excess to Tenant, but only to the extent Tenant has actually made payment pursuant to this subparagraph. Landlord shall have the obligation to mitigate its damages as a result of a default by Tenant hereunder.

SURRENDER- HOLDING OVER

20. Tenant shall, upon termination of this Lease, whether by lapse of time or otherwise peaceably and promptly surrender the Premises to Landlord. If Tenant remains in possession after the termination of this Lease, without a written lease duly executed by the parties, Tenant shall be deemed a trespasser. If Tenant pays, and Landlord accepts, rent for a period after termination of this Lease Tenant shall be deemed to be occupying the Premises only as a tenant from month to month, subject to all the terms, conditions, and agreements of this Lease, except that the rent shall be 1.5 times the monthly rent specified in the Lease for the month immediately preceding the termination.

SUBORDINATION AND ATTORNMENT

21. Landlord reserves the right to place liens and encumbrances on the Premises superior in lien and effect to this Lease. This Lease, and all rights of Tenant hereunder, shall, at the option of Landlord, be subject and subordinate to any liens and encumbrances now or hereafter imposed by Landlord upon the Premises or the Real Estate or any part thereof and Tenant agrees to execute, acknowledge, and deliver to Landlord, upon request, any and all instruments that may be necessary or proper to subordinate this Lease and all rights herein to any such lien or encumbrance as may be required by Landlord, provided that Landlord shall use commercially reasonable efforts to obtain from its lender an agreement of such lender not to disturb Tenant’s use and quiet enjoyment of the Premises.

In the event any proceedings are brought for the foreclosure of any mortgage on the Premises, Tenant will attorn to the purchaser at the foreclosure sale and recognize such purchaser as the Landlord under this Lease. The purchaser by virtue of such foreclosure, shall be deemed to have assumed, as substitute Landlord, the terms and conditions of this Lease until the resale or other disposition of its interest. Such assumption, however, shall not be deemed an acknowledgment by the purchaser of the validity of any then existing claims of Tenant against the prior Landlord.

Tenant agrees to execute and deliver such further assurances and other documents, including a new lease upon the same terms and conditions contained herein, confirming the foregoing, as such purchaser may reasonably request. Tenant waives any right of election to terminate this Lease because of any such foreclosure proceedings.

NOTICES

22. Any notice given hereunder shall be given in writing sent by registered or certified mail to Landlord at C/O Lamb Real Estate 3025 S. 87 Street Omaha NE 68124 and to Tenant at the Premises, or at such other address as either party may from time to time designate in writing. Each such notice shall be deemed to have been given at the time it shall be personally delivered to such address or deposited in the United States mail in the manner prescribed herein.

RULES AND REGULATIONS

23. Tenant and Tenant’s agents, employees and invitees shall fully comply with all rules and regulations of the Real Estate, as reasonably amended from time to time on written notice to Tenant, which are made a part of this Lease as if fully set forth herein. Landlord shall have the right to amend such rules and regulations, as Landlord deems reasonably necessary or desirable for the safety, care, cleanliness, or proper operation of the Premises and the Real Estate.

NET LEASE

24. This is a net-net-net Lease and all parties agree and understand that Tenant shall pay one hundred percent (100%) of the real estate taxes, special assessments, insurance and all other Operating Expenses as described in subparagraph 5.a of this Lease, and one hundred percent (100%) of any repairs or maintenance, except for those which are the sole responsibility of Landlord under Section 9 of this Lease.

MISCELLANEOUS

25. (a) Binding on Assigns, All terms, conditions and agreements of this Lease shall be binding upon, apply, and inure to the benefit of the parties hereto and their respective heirs, representatives, successors, and permitted assigns.

(b)     Amendment in Writing: This Lease contains the entire agreement between the parties and may be amended only by subsequent written agreement, signed by Landlord and Tenant.

(c)     Waiver-None: The failure of Landlord to insist upon strict performance of any of the terms, conditions and agreements of this Lease shall not be deemed a waiver of any of its rights or remedies hereunder and shall not be deemed a waiver of any subsequent breach or default of any of such terms, conditions and agreements. The doing of anything by Landlord which Landlord is not obligated to do herein under shall not impose any future obligation on Landlord nor otherwise amend any provisions of this Lease.

(d)     No Surrender: No surrender of the Premises by Tenant shall be affected by Landlord’s acceptance of the keys to the Premises or of the rent due hereunder, or by any other means whatsoever, without Landlord’s written acknowledgment that such acceptance constitutes a surrender.

(e)     Captions: The captions of the various paragraphs in this Lease are for convenience only and do not define, limit, describe, or construe the contents of such paragraphs.

(f)     Applicable Law: This Lease shall be governed by and construed in accordance with the law of the State of Nebraska.

(g)    Compliance with Governmental Requirements.:

(1)    Governmental Requirements- Landlord Responsibility. If any federal, state or local laws, ordinances, orders, rules, regulations or requirements (collectively, "Governmental Requirements") require an alteration or modification of the Premises (a "Code Modification") and such Code Modification is not made necessary as a result of any alteration of the Premises by Tenant, such Code Modification shall be performed by Landlord, at Landlord's sole cost and expense.

(2)    Governmental Requirements - Tenant Responsibility. If any Governmental Requirements require a Code Modification to the Premises that is made necessary as a result of any alteration of the Premises by Tenant, such Code Modification shall be performed by Tenant, at Tenant’s sole cost and expense; provided, however, that, prior to filing for any permits or other governmental approvals, Tenant shall have the right to retract its request of Landlord’s consent to perform a proposed alteration in the event that the performance of such alteration would trigger the requirement for a Code Modification.

(h)Partial Invalidity: If any provision of this Lease is invalid or unenforceable to any extent, then that provision and the remainder of this Lease shall continue in effect and be enforceable to the fullest extent permitted by law.
(i)Quiet Enjoyment. Landlord covenants and agrees that Tenant’s use and quiet enjoyment of the Premises shall not be disturbed provided that Tenant complies with the covenants and conditions set forth herein (following the giving of any required notice, and the expiration of any applicable cure and/or grace period).

TENANT IMPROVEMENTS

    26.    Tenant intends to build out the remaining warehouse area in the Premises, at Tenant’s sole cost and expense. Prior to the start of construction of such improvements, Landlord and Tenant shall mutually agree upon space plans and final construction bids, which approval Landlord shall not unreasonably withhold, condition or delay.

OPTION TO TERMINATE

27.    Tenant shall have a one-time Option to terminate this Lease on and as of the end of the third year of the Term of this Lease, upon giving Landlord at least one hundred eighty (180) days’ written notice of its intent to terminate the Lease prior to the end of the third anniversary of the Commencement Date of this Lease. If such option to terminate is elected by Tenant, then this Lease shall expire at the end of the third year of the Term of this Lease as if such date is the original Expiration Date of the Lease Term. In the event of any such termination, subject to Section 5(d), Landlord shall remain obligated to refund the security deposit to Tenant on the effective date of any such termination. For the avoidance of doubt, provided Tenant provides Landlord written notice of its election to terminate this Lease as contemplated herein not later than one hundred eighty (180) days prior to the end of the third year of this Lease, this Lease shall terminate and expire as at the end of the third year of this Lease.

BROKERS

28.    Tenant warrants that it had no dealings with any broker or agent in connection with the negotiation or execution of this Lease, other than Landlord's broker, Mark M. Lamb of Lamb Real Estate who is an equity owner of Landlord and who is acting as a Limited Landlord’s Agent in negotiations. Tenant acknowledges that Principal of Landlord is a licensed real estate agent in the State of Nebraska.

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In Witness whereof, the parties execute this Lease as of the date first set forth above.

LANDLORD:
Lincoln One, LLC

By:      /s/ Mark Lamb

Title:      President

TENANT:
Upland Software, Inc.

By:      /s/ Michael D. Hill
Title:      Chief Financial Officer and Corporate Secretary

RULES AND REGULATIONS

A.    The entrance, corridors, passages and stairways shall be under the exclusive control of the Landlord and shall not be obstructed, or used by the Tenant for any other purpose than ingress an egress to and from the Premises; and the Landlord shall have the right to control ingress and egress to and from the Building at all times.

B.    The Tenant, shall not place nor permit to be placed any signs, advertisements or notices in or upon any part of the Building, and shall not place merchandise or show-cases in front of the Building, without the Landlord’s written consent.

C.    The Tenant shall not put up nor operate any engine, boiler, dynamo, or machinery of any kind, nor carry on any mechanical business in said Premises nor place any explosive therein, nor use any kerosene or oils or burning fluids in the Premises without first obtaining the written consent of the Landlord.

D.    If the Tenant desires telegraphic services or telephonic connections, the Landlord will direct the electricians as to where and how the wires are to be introduced and without such written directions no boring or cutting for wires will be permitted.

E.    The Landlord shall have the right to exclude or reject from the Building, animals of every kind, bicycles, or any other wheeled vehicle, and all canvassers and others persons who conduct themselves in such a manner as to be, in the judgment of the Landlord, an annoyance to the Tenants or a detriment to the Building.

F.    No additional locks shall be placed upon any doors of the Premises without first obtaining the written consent of the Landlord. Upon termination of this Lease the Tenant shall surrender all keys of said Premises and of the Building, and shall give to the Landlord the combination of all locks on any vaults and safes.

G.    The Landlord shall have the right to make such other and further reasonable rules and regulations as, in the reasonable judgment of the Landlord, may from time to time be needed for the safety, care and cleanliness and general appearance of the Premises and for the preservation of good order therein.

EXHIBIT “A”

THIS EXHIBIT “A” is to be made a part of a Lease between Lincoln One LLC, (Landlord) and, Upland Software, Inc. (Tenant) dated June 19, 2015.

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